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                                                                   EXHIBIT 10.31
                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, is dated as of May 31, 1996, by and among GCS, Inc., a California corporation (Seller), WESTERN POWER & EQUIPMENT CORP., an Oregon Corporation (Buyer), and Ronald E. Happe and David R. Happe (individually and collectively referred to as Shareholders).

                                 R E C I T A L S

     WHEREAS, Seller is the owner and operator of construction equipment sales, service and leasing operations at its facilities located in Fullerton and West Sacramento, California (collectively referred to herein as the Retail Operations); and

     WHEREAS, Buyer desires to purchase from Seller certain of the properties and assets relating to the Retail Operations, and Seller is willing to sell such assets and properties to the Buyer.

     NOW, THEREFORE, in consideration of the premises, the covenants set forth herein and the benefit to be derived herefrom, the parties agree as follows:

                                     ARTICLE 1.

                                    DEFINITIONS

     AFFILIATE shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is

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controlled by, or is under common control with the Person specified.

     AGREEMENT shall mean this Asset Purchase Agreement, including the exhibits attached hereto.

     ANCILLARY AGREEMENTS shall mean those additional agreements, if any, attendant to this Agreement.

     ASSUMED LIABILITIES shall have the meaning set forth in Section 2.03.

     WPE shall mean Western Power & Equipment Corp., a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of the Buyer.

     CLOSING shall have the meaning set forth in Section 3.01.

     CLOSING DATE shall have the meaning set forth in Section 3.01.

     ENVIRONMENTAL LAWS shall mean any applicable federal, state or local law, rule or regulation not related to taxes in effect on the date hereof relating to: (a) releases or threatened releases of Hazardous Materials; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or (c) otherwise relating to pollution of the environment or the protection of human health.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

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     EXCLUDED ASSETS shall have the meaning set forth in Section 2.02.

     HAZARDOUS MATERIALS shall mean materials which contain substances defined as hazardous or toxic substances under the following federal statutes and their state counterparts, as well as such statutes= implementing regulations in effect on the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act and any other materials which a federal, state or local agency requires to be remediated pursuant to any Environmental Law.

     KEY PERSONNEL with respect to Seller shall mean those persons listed on
SCHEDULE I annexed hereto and made a part hereof.

     KNOWLEDGE with respect to Seller shall mean the actual knowledge of Ronald E. Happe and David R. Happe, President and Vice President, respectively, of GCS, Inc., and those other Key Personnel of Seller listed on
SCHEDULE I annexed hereto.

     LIEN shall mean any mortgage, pledge, security interest, lease, lien or other encumbrance of any kind, including any

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conditional sale contract, title retention contract or similar arrangement.

     PERSON shall mean any natural person, corporation, general partnership, limited partnership, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

     PURCHASED ASSETS shall have the meaning set forth in Section 2.01.

     RECORDS shall mean and include all agreements, documents, maps, books, records and files in the possession of the Seller or any of its Affiliates relating primarily to the ownership of the Purchased Assets or conduct of the Retail Operations.

                                     ARTICLE 2.

                                  PURCHASE AND SALE

     2.01 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) unless otherwise specified herein, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the assets and properties described herein (collectively, the APurchased Assets@); which Purchased Assets represent substantially all of the assets of Seller and shall (i) be located at or used in connection with the Retail Operations, and, (ii) to the extent practicable, be specifically itemized and described in EXHIBIT

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A to be delivered by Seller to Buyer simultaneous with the execution of this
Agreement, which EXHIBIT A shall be updated by Seller through and including the Closing, and which shall consist of the following:

          (a) NEW EQUIPMENT. All items of new construction equipment and attachments located at and held for sale or lease in connection with the Retail Operations on the Closing Date (New Equipment);

          (b) USED EQUIPMENT. All items of used construction equipment and attachments located at and held for sale or lease in connection with the Retail Operations on the Closing Date including without limitation sign trailers and potty trailers (Used Equipment);

          (c) PARTS. All inventory held for sale or use in service operations conducted by the Retail Operations on the Closing date (Parts);

          (d) STANLEY TOOLS. All items of Stanley tools (including without limitation Stanley Hydraulic Tools) located at or used in connection with the Retail Operations on the Closing Date (collectively, the Stanley Tools);

          (e) VEHICLES. All vehicles listed on the appropriate SCHEDULE 2.01(e) of EXHIBIT A hereto (the Vehicles);

          (f) FURNITURE AND FIXTURES. All furniture and fixtures located at or used in connection with the Retail

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Operations on the Closing Date identified in SCHEDULE 2.01(f) of EXHIBIT A
(the Furniture and Fixtures).

          (g) SHOP TOOLS. All shop tools and equipment located at or used in connection with the Retail Operations on the Closing Date identified in
SCHEDULE 2.01(g) of EXHIBIT A (Shop Tools);

          (h) MANUALS. All service libraries, technical publications, part books, warranty cards and customer lists (including computer conversion tape) located at or used in connection with the Retail Operations (Manuals);

          (i) SUPPLIES. All office and shop supplies located at or used in connection with the Retail Operations on the Closing Date (collectively, the Supplies);

          (j) TELEPHONE NUMBER. Seller=s telephone number which Seller shall assign to Buyer; and all furniture and fixtures owned by Seller and located at the Fullerton, California retail operations premises, free and clear of any leases or other encumbrances;

          (k) PURCHASE ORDERS. Those Purchase Orders identified in SCHEDULE 2.01(k) of EXHIBIT A (the Purchase Orders) which represent those customer orders received by Seller for products not delivered or deliverable by Seller prior to the May 31, 1996 and which Purchase Orders are hereby

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acceptable to Buyer, which Purchase Orders are subject to the further provisions of Section 2.05(c). SCHEDULE 2.01(k) includes a copy of each of the Purchase Orders as well as a break down of the gross sale amount, the estimated costs of sale and resulting net profit expected from performance of the subject Purchase Orders.

          (l) CONTRACT RIGHTS. The benefits under contracts (other than Purchase Orders) entered into or proceeds of contracts entered into on or before the Closing Date for: (i) the sale of any item, constituting part of the Purchased Assets, or (ii) for any other performance by the Seller, whether or not delivered or to be delivered subsequent to the Closing Date (the Contract Rights);

          (m) FULLERTON LEASE. All of the right, title and interest of Seller in the lease or rental agreement and leasehold improvements used in connection with the Retail Operations at Fullerton, California (the Fullerton Facility), as more particularly described in SCHEDULE 2.01(m) of EXHIBIT A annexed hereto and made a part hereof (the Fullerton Lease).

          (n) OTHER ASSETS. All of the goodwill (which goodwill constitutes all of the goodwill of Seller), and intellectual property of Seller, including without limitation, customer and vendor lists, identifications of contracts,

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mailing lists, trade names, trademark registrations and applications, service marks, patents, patent applications, copyrights, copyright applications, copyright materials (brochures, etc.), signage and manuals described in
SCHEDULE 2.01(n) of EXHIBIT A (the Other Assets).

     2.02 EXCLUDED ASSETS. The assets of Seller to be sold, transferred, assigned and delivered to Buyer shall include only those Purchased Assets described in Section 2.01 above. Such Purchased Assets shall not, however, include any of the following assets or properties of Seller:

          (1) utility or other security deposits paid by Seller prior to Closing (except those associated with the Fullerton Lease or any other lease associated with the Purchased Assets) and identified in SCHEDULE 2.02 of EXHIBIT A;

          (2)  cash or cash equivalents on hand or in banks, except for Petty
Cash;

          (3) prepaid taxes, insurance or other expenses and credits, refunds and receivables of such items;

          (4)  accounts receivable;

          (5)  those Purchase Orders and Contract Rights identified in
SCHEDULE 2.02 of EXHIBIT A; and

          (6) any other assets or properties of Seller not used specifically in connection with the Retail Operations or otherwise described in Section 2.01.

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     For purposes of this Agreement, all of the property, assets and rights to be retained by Seller under this Section 2.02 are collectively referred to as the Excluded Assets.

     2.03 NO ASSUMED LIABILITIES. Buyer shall assume the liabilities and obligations of Seller under the contracts and contract rights included in the Purchased Assets, including the Fullerton Lease (if it should be memorialized and asigned to Buyer by Seller and the lessor thereunder subject to Buyer's consent thereto), to the extent, and ONLY to the extent, that such obligations are incurred from and after the Closing Date.

     2.04 NO ACQUISITION OF LIABILITIES. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between the parties hereto that the Buyer is purchasing the Purchased Assets specified under this Agreement only and is not purchasing any business or the Retail Operations as a going concern. Except as otherwise expressly specified in Section 2.03, above, or elsewhere in this Agreement, Buyer is not assuming any debt, liability, contract, undertaking or commitment of, or claim against Seller, the Retail Operations or the Purchased Assets of any nature known or unknown, fixed or contingent, or whether pertaining to the Purchased Assets or otherwise, that has been accrued or has had its origin prior to the Closing Date.

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     2.05 PURCHASE PRICE.  The Purchase Price for the Purchased Assets (the
"Purchase Price") shall be paid as follows:

          (a) CASH. Buyer shall pay in cash at Closing the amount equal to a final appraised value of the Purchased Assets (the Cash Proceeds), which items and their estimated value are set forth in SCHEDULE 2.05(a) to EXHIBIT A hereto, and which appraisal shall be as mutually agreed between Seller and Buyer on the Closing Date.

          (b) DEPOSIT. Buyer previously delivered to Seller, as a down payment on the Purchase Price, the sum of $20,000.00 (the Deposit). Such Deposit, plus any actual interest earned thereon will be credited to the Cash Proceeds at Closing.

          (c) CONTRACT PERFORMANCE. Buyer will receive 30% of the net profit (as determined hereinbelow, the Net Profit) and Seller will receive 70% of the Net Profit realized from performance by Buyer of the Purchase Orders (the "Split"), as determined in accordance with the Split Formula (defined below). The Split does not apply to any outstanding quotations or bid awards received prior to May 31, 1996 which are not also the subject of a valid customer Purchase Order received by Seller before May 31, 1996. Further, the Split does not apply to any customer purchase orders received by Seller on or after May 31, 1996 (the Subsequent Purchase Orders). Buyer shall retain 100% of the Net Profit realized

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from performance by Buyer or Seller of the Subsequent Purchase Orders.
Purchase Orders received on or after May 31, 1996 which are stated, by their terms, to be performed by Seller will be delivered, to the extent permissible under the terms of the Purchase Order, under the name of Seller unless the Purchase Order is assignable to Buyer (in which case the Purchase Order will be assigned to Buyer and performed by and on behalf of Buyer). Whether or not a Purchase Order received on or after May 31, 1996 is made, by its terms, to be performed by Seller or Buyer, Buyer will deliver the equipment called for, on its own behalf or nominally on behalf of Seller, but Buyer will receive 100% of the Net Profits generated from performance of the Purchase Order. Subject to the terms of each Purchase Order with respect to its assignability, all Purchase Orders will be assigned to Buyer at Closing by Seller. At Closing, Buyer and Seller will negotiate in good faith to reach a mutual agreement for the terms of an arrangement pursuant to which purchase orders rejected by Buyer (and therefore not identified in SCHEDULE 2.01(k)) can be performed on behalf of Seller with Buyer's assistance. For purposes of calculating the Split, the following formula shall be used: 70% or 30%, as applicable, multiplied by the Net Profit, which Net Profit shall be calculated as follows: the gross sales amount of the customer Purchase Order minus each of the manufacturer's invoice,

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freight charges and commission due salesman; PROVIDED HOWEVER, as to each
TYMCO street sweeper included in a Purchase Order, there shall be deducted from the gross sales amount of the customer Purchase Order (in addition to the foregoing deductions) the amount of $600.00 per TYMCO street sweeper, as a preparation charge (the Split Formula). Buyer and Seller agree to act reasonably to arrange for payment of all invoices billed to Buyer or Seller in respect of the products comprising the subject matter of the Purchase Orders including without limitation manufacturer=s and freight carrier invoices. Any dispute regarding the matters contained in this Section 2.05(c) which is not resolved within ten (10) days of the commencement of such dispute shall be promptly submitted to arbitration (Arbitration) for determination. The Arbitration shall be final and binding upon the parties hereto, without a right by any party to an appeal or a trial de novo in a court of competent jurisdiction, and shall be conducted under the auspices of the American Arbitration Association (hereinafter referred to as AAA) in Sacramento County, California, and in accordance with its Commercial Arbitration Rules. Further, the prevailing party in the Arbitration shall be entitled to enforce the AAA decision and seek any remedy at law or in equity, including without limtiation specific performance and injunctive relief.

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          (d)  JOINT ACCOUNT.  A joint banking account (the Joint Account)
will be established at Bank of America, Sacramento Branch, for the purpose of handling the customer payments on outstanding Purchase Orders by Seller received/prior to May 31, 1996. The Joint Account shall require one signature of Buyer and one signature of Seller. The intent of the Joint Account is to allow for proper distribution of the 30% - 70% Split between Seller and Buyer, referenced in Section 2.05(c) with respect to performance of Purchase Orders. The Vice President of Finance for Buyer=s parent, Western Power & Equipment Corp., a Delaware corporation, and the President of Seller will be responsible for auditing the Joint Account to insure proper distribution of funds, and mutually determine the amounts distributed from the Joint Account as a result of the Split (in accordance with the Split Formula) within ten (10) days following final payment of amounts billed by Buyer in connection with final performance of any Purchase Order, such persons shall make their determination of such amounts to be distributed and funds shall be distributed out of the Joint Account in accordance with their determination within three (3) days following such determination. Any dispute regarding the allocation of such funds which is not resolved within such preceding ten (10) day period shall be promptly submitted to Arbitration for determination. The Arbitration shall be final

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and binding upon the parties thereto, without a right by any party to an appeal or a trial de novo in a court of competent jurisdiction, and shall be conducted under the auspices of the AAA in Sacramento County, California, and in accordance with its Commercial Arbitration Rules. Further, the prevailing party in the Arbitration shall be entitled to enforce the AAA decision at law or in equity, including specific performance and injunctive relief. Buyer and Seller agree that: (i) at the time Buyer issues invoices in connection with deliveries of products under the Purchase Orders, Buyer shall indicate thereon that customer payments shall be sent to Buyer=s address, and, at Closing Seller shall provide Buyer with Seller=s blank invoices for such purpose; and (ii) one of the Shareholders shall sign any such invoices as may be deemed necessary and requested by Buyer. Any payment from customers received by a party hereto in respect of the Purchase Orders must be promptly deposited into the Joint Account.

          (e) ESCROW ACCOUNT. Three escrow accounts will be established with a bank at Closing, to be funded by Seller from the Cash Proceeds at Closing as follows:

               (i) The first escrow account (the "Warranty Escrow") shall cover all warranty expenses on equipment and other products sold by Seller which shall be incurred or paid by Buyer and which equipment or products at Closing are still covered by the respective manufacturers= warranties for

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product defects. On behalf of Seller, Buyer shall deposit from the Cash
Proceeds $10,000.00 into the Warranty Escrow at Closing in accordance with the terms of the Warranty Escrow Agreement annexed as EXHIBIT B, which funds shall be distributed only to pay for warranty costs (including labor and materials) paid or incurred by Buyer in providing warranty service to Seller=s customers with respect to products (the Warranty Claims). Seller shall pay for labor at a rate of $30.00 per hour, which Buyer and Seller agree is reasonable. Before any disbursements are made from the Warranty Escrow, Buyer shall afford Seller the opportunity to review the warranty claims. Upon the first to occur (x) the date that is one year from the Closing Date and (y) the date that the respective manufacturers= warranty periods end for all warranted sales of products by Seller on or prior to the Closing Date, any remaining, undistributed amounts held in the Warranty Escrow Account will be distributed to Seller. At Closing, Seller will be required to supply Buyer with a complete listing of equipment sold by Seller up through the Closing Date, identifying the time remaining with respect to which such equipment will remain under manufacturers= warranty. On or before Closing, Seller will also provide to Buyer copies of the relevant manufacturers= warranty policies.

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               (ii) The second escrow account (the "Sales Tax Escrow") shall cover any sales or use tax liability of the Seller for its activities in operating the Retail Operations on or prior to the Closing Date until Seller delivers to Buyer a receipt from the California Board of Equalization showing that all requisite amounts incurred on account of sales or use tax receipts up to and including the Closing Date have been paid or a certificate therefrom stating that no amounts of sales or use tax receipts are due to be paid. Seller shall deposit from the Cash Proceeds $50,000.00 into the Sales Tax Escrow at Closing, which amount represents Seller=s average monthly sales tax payment to the California Board of Equalization for the twelve month period preceding the Closing Date. Once Buyer receives from Seller a receipt or a certificate from the State Board of Equalization showing that the tax liability has been paid or no tax is due, Buyer shall release the escrowed funds allocated for sales or use tax to Seller, less any amount previously paid in respect of such sales or use tax liability.

               (iii) The third escrow account (the Vactor Escrow) shall cover the inability of the Buyer to enter into a satisfactory distributorship agreement with Vactor Manufacturing, located in Streator, Illinois (Vactor) on or before a date that is thirty (30) days from the Closing Date. Sales of Vactor products by Seller account for approximately

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11% of Seller=s gross revenues.  Seller shall deposit from the Cash Proceeds
$185,000.00 into the Vactor Escrow at Closing, which amount represents approximately 11% of the Cash Proceeds. If Vactor provides Buyer with an executed distribution agreement that is satisfactory to Buyer, in Buyer=s sole discretion, before July 10, 1996, then the funds in the Vactor Escrow shall be distributed to Seller. If Vactor does not provide Buyer with an executed distribution agreement that is satisfactory to Buyer, in Buyer=s sole discretion, before July 10, 1996, the funds in the Vactor Escrow shall be distributed to Buyer.

               (iv) In the event the warranty claims exceed the funds available in the Warranty Escrow, or similarly, if Seller's sales or use tax liability exceeds the funds available in the Sales Tax Escrow (the "Excess Claims"), David R. Happe and Ronald E. Happe, jointly and severally, shall indemnify Buyer for and pay over to Buyer in accordance with Article 9 of this Agreement, the amount of the Excess Claims.

               (v) The Warranty Escrow, the Sales Tax Escrow and the Vactor Escrow shall be subject to the terms and conditions of the Warranty Escrow Agreement, the Sales Tax Escrow Agreement and the Vactor Escrow Agreement (collectively, respectively, the Escrow Agreements) to be executed on the Closing Date by the Shareholders, the Buyer

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and the Escrow Agent, Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.,
substantially in the forms attached hereto as EXHIBITS B, C AND C-1.

     2.06 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in the manner set forth in EXHIBIT D annexed hereto. Except for their respective transaction costs and expenses which will be separately allocated by the parties, Seller and Buyer will follow and use such allocation in the income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service (IRS) under the provisions of the Internal Revenue Code of 1986, as amended, or any regulations thereunder (the
Code), Buyer and Seller will disclose such reports to the other prior to filing with the IRS.

                                     ARTICLE 3.

                                    THE CLOSING

     3.01 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the AClosing@) shall be held at Buyer's offices located at 1751 Bell Avenue, Sacramento, California 98538, commencing at 9:00 a.m. (Local Time) on June 11, 1996, or as soon thereafter as is practicable (the Closing Date).

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     3.02 DELIVERIES BY SELLER.  Concurrently herewith, Seller has delivered or caused to be delivered to the Buyer the following:

          (a) An executed and acknowledged Bill of Sale (Bill of Sale) and Assignment and Assumption Agreement (Assignment Agreement) in the forms attached hereto as EXHIBIT E-1 and EXHIBIT E-2, respectively, all in the form and substance necessary to legally transfer to Buyer all of Seller's right, title and interest in and to the Purchased Assets;

          (b) Certified copies of a good standing certificate from the office of the Secretary of State of California, confirming that Seller is in good standing as a domestic corporation in the State of California and dated no earlier than five days before the Closing Date;

          (c) A copy of the resolutions of the Board of Directors and Shareholders of Seller authorizing and approving this Agreement and the transactions contemplated by this Agreement certified by the Secretary of Seller;

          (d) Assignments or consents to sale of Purchased Assets and purchase orders as determined to be necessary by Buyer, including without limitation an assignment of the Fullerton Lease (the "Assignment of Lease");

          (e) Copies of distribution agreements between Seller and the vendors listed on SCHEDULE 3.02 ("Key

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Vendors/Suppliers"), and such assignments of those agreements to Buyer as shall be requested by Buyer in such form as shall be approved by Buyer.

          (f) The Escrow Agreements in form of EXHIBIT B and EXHIBIT C and EXHIBIT C-1;

          (g) The Amendment to Articles of Incorporation of Seller, changing Seller=s name;

          (h)  The Non-Competition Agreement signed by Seller and
Shareholders in form of EXHIBIT F and EXHIBIT F-1; and

          (i) Such other documents, instruments and writings required to be delivered by Seller at the Closing or otherwise required in connection therewith.

     3.03 DELIVERIES BY BUYER. Concurrently herewith, Buyer has delivered or caused to be delivered to Seller the following:

          (a) The amount of the Purchase Price due on the Closing Date, payable:

               (i) as to the cash portion thereof, [less the funds deposited into the Warranty Escrow and the Sales Tax Escrow by Buyer on behalf of Seller (the Escrowed Funds)], by confirmed wire transfer in immediately available funds to a bank account which shall be designated by Seller, or such other means as agreed by Seller and the Buyer; and

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               (ii) as to the Escrowed Funds, by confirmed wire transfer in immediately available funds to a bank account designated by Buyer.

          (b) Certified copies of a good standing certificate from the office of the Secretary of State of the State of Oregon confirming that Buyer is in good standing in the State of Oregon and dated not earlier than five days before the Closing Date;

          (c) A copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the transactions contemplated by this Agreement certified by the Secretary of Buyer; and

          (d) Such other documents, instruments and writings required to be delivered by Buyer at the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                     ARTICLE 4.

                       REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller and each of Ronald E. Happe and David R. Happe, jointly and severally, represent and warrant to Buyer as set forth below, which representations and warranties shall survive Closing:

     4.01 ORGANIZATION AND QUALIFICATION. Seller is a corporation validly existing a and in good standing under the laws of the State of California and is duly qualified to

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conduct business in the State of California as a domestic corporation.

     4.02 AUTHORITY RELATIVE TO THIS AGREEMENT. The Shareholders and the Seller have the requisite legal right, power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it/they are a party and to consummate the transactions contemplated hereby and thereby.
The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Ancillary Agreements to which Seller and/or the Shareholders are parties have been duly executed and delivered by Seller and/or Shareholders and constitute legal, valid and binding obligations of Seller and/or Shareholders and are enforceable against Seller and/or Shareholders in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors= rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     4.03 CONSENTS AND APPROVALS. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which

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it is a party does not, and compliance by Seller with the terms thereof and consummation by Seller of the transactions contemplated thereby will not, require Seller to obtain any consent, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person, except as disclosed on SCHEDULE 4.03, or except where failure to obtain such consents, approvals, exemptions, authorizations or actions, make such filings or give such notices would not have a material adverse effect on the ownership or operation of the Purchased Assets and the Retail Operations, individually or taken as a whole, or materially adversely affect the ability of Seller to perform any of its obligations hereunder.

     4.04 NO VIOLATION. Assuming all consents, approvals, exemptions, authorizations and other actions described in SCHEDULE 4.03 have been obtained, the execution and delivery by Seller of this Agreement and the Ancillary Agreements to which Seller is a party does not, and the performance by Seller of this Agreement and the Ancillary Agreements to which Seller is a party will not,

          (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws of Seller, or

          (ii) violate, or conflict with, or constitute a default under, or give to others any right of termination,

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amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the Purchased Assets under, any mortgage, indenture, deed of trust agreement, contract, instrument, judgment, decree or court order to which Seller is a party or by which any of the Purchased Assets are bound.

     4.05 LITIGATION.  Except as set forth on SCHEDULE 4.05:

          (a) at the date of this Agreement, Seller is not a party to any actual suits, actions or claims, or investigations, hearings, forfeiture proceedings or inquiries by any Person, administrative or governmental agency affecting the Retail Operations or the Assets; and

          (b) no action, suit or proceeding before any court or any governmental or regulating authority has been commenced or is, to the knowledge of the Seller, threatened; and no investigation by any governmental or regulating authority has been commenced against Seller or any of its Affiliates, officers or directors, in either case, (i) seeking to restrain, prevent or change the transactions contemplated hereby, or (ii) questioning the validity or legality of such transactions, or (iii) seeking damages in connection therewith, or (iv) which otherwise, individually or in the aggregate, could have a material adverse effect on the ownership and operation of the Purchased Assets or the Retail Operations as currently conducted by Seller.

     4.06 OWNERSHIP OF PURCHASED ASSETS. Seller currently has and on the Closing Date will have good and marketable title to the tangible personal property included in the Purchased Assets and Seller=s leasehold interest in the Fullerton Lease, free and clear of all Liens. The Bill of Sale, to be delivered on the Closing Date, and the Assignment of Lease to be delivered on the Closing Date will transfer all of the Purchased Assets free of all such Liens.

     4.07 LABOR MATTERS. Seller is not a party to any collective bargaining agreement relating to employees who are employed at the Retail Operations. Except as set forth on SCHEDULE 4.07:

          (a) there are no organizational activities or other labor controversies pending, or to the knowledge of Seller, threatened with respect to the Retail Operations which could have, individually or in the aggregate, a material adverse effect on the operation of the Purchased Assets or the Retail Operations as currently conducted by Seller; and

          (b) there are no grievances outstanding, unfair labor practice complaints, petitions for election or other proceedings or investigations pending before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any state labor agency, against Seller in respect of employees who are employed at the Retail Operations which could have, individually or in the aggregate, a material adverse effect on the operation of the Purchased Assets or the Retail Operations as currently conducted by Seller.

     4.08 ENVIRONMENTAL COMPLIANCE. Except as otherwise disclosed to Buyer on SCHEDULE 4.08, the Retail Operations have been conducted in accordance with applicable Environmental Laws, except where the failure to so comply would not have a material adverse effect on the Retail Operations as currently conducted by Seller, Seller's financial condition, or Seller's results of operations.

     4.09 ACCURACY OF INFORMATION. To the knowledge of Seller, all information contained in EXHIBIT A, including descriptions of the Purchased Assets, purchase price information and information on the schedules to such EXHIBIT A and to the Agreement, is true and correct.

     4.10 FINANCIAL DATA. SCHEDULE 4.10 sets forth the unaudited financial statements of each of the Retail Operations for each of the four calendar years ended December 31, 1995 (collectively, the Financial Statements). Such Financial Statements have been derived from the books and records of Seller. Seller has furnished the Financial Statements to Buyer for informational purposes only and Buyer shall use such data for such purposes as it deems appropriate. Nothing contained herein shall negate or conflict with the parties= understanding that this transaction constitutes a sale of the Purchased Assets only.

     4.11 BROKERS OR FINDERS. Other than Crader & Associates (whose fees are payable solely by Seller at Closing), neither Seller nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     4.12 SHAREHOLDERS. Ronald Happe and David Happe own 100% of the issued and outstanding voting capital stock of the Seller, free and clear of any liens and encumbrances.

                                    ARTICLE 5.

                       REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as set forth below:

     5.01 ORGANIZATION. Buyer is a corporation validly existing and in good standing under the laws of the State of Oregon.

     5.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power to execute and deliver this Agreement, and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, and the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. The Agreement and the Ancillary Agreements to which Buyer is a party have been duly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors= rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     5.03 CONSENTS AND APPROVALS. Except as otherwise set forth on SCHEDULE 5.03, the execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party do not, and compliance by Buyer with the terms hereof and thereof and consummation by Buyer of the transactions contemplated hereby and thereby will not, require Buyer to obtain any consent, approval, exemption, authorization, or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person, except where failure to obtain such consents, approvals, exemptions, authorizations or actions, make such filings or give such notices would not materially adversely affect the ability of Buyer to perform any of its obligations under this Agreement or the Ancillary Agreements.

     5.04 NO VIOLATION. Assuming all consents, approvals, exemptions, authorizations and other actions described on SCHEDULE 5.03 have been obtained, the execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party do not, and the performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party will not: (i) conflict with or result in a breach of Buyer=s charter or Bylaws, or (ii) violate, or conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the properties or assets of Buyer under any mortgage, indenture, agreement, judgment, decree or court order to which Buyer is a party or by which any of the properties or assets of Buyer is bound, which violation, conflict, default or Lien would adversely affect the ability of Buyer to perform its obligations under this Agreement or the Ancillary Agreements to which Buyer is a party.

     5.05 LITIGATION.  Except as set forth on SCHEDULE 5.05:

          (a) at the date of this Agreement, Buyer is not a party to any actual suits, actions or claims, or investigations, hearings, forfeiture proceedings or inquiries by any Person, administrative or governmental agency affecting the Retail Operations or the Assets; and

          (b) no action, suit or proceeding before any court or any governmental or regulating authority has been commenced or is, to the knowledge of Buyer, threatened; and no investigation by any governmental or regulating authority has been commenced against Buyer or any of its Affiliates, officers or directors, in either case, (i) seeking to restrain, prevent or change the transactions contemplated hereby, or (ii) questioning the validity or legality of such transactions, or (iii) seeking damages in connection therewith, or (iv) which otherwise, individually or in the aggregate, could have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     5.06 BANKRUPTCY. Buyer is not, and has not, within the past six months, been the subject of a bankruptcy or insolvency proceeding, nor is Buyer subject to any Lien that might adversely affect Buyer's ability to perform its obligations as contemplated by this Agreement.

     5.07 NO BROKERS OR FINDERS. Neither Buyer nor any of its directors, officers, employee or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

                                     ARTICLE 6

                   ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

     6.01 CONFIDENTIALITY OF DUE DILIGENCE INFORMATION. Buyer agrees to retain all information obtained from Seller pursuant to Section 7.05 in confidence. In the event that this Agreement is not consummated for any reason, Buyer shall return promptly to Seller all documents or copies received by Buyer from Seller in connection with the proposed transaction (except such documents as shall be necessary to hold for purposes of meeting applicable regulatory requirements).

     6.02 TAXES. Seller shall pay any taxes (including without limitation Seller=s income or capital gains taxes) imposed on Seller in connection with the transfer of the Purchased Assets hereunder; PROVIDED, HOWEVER, Buyer shall pay sales tax, if any, on the sale to Buyer of the Purchased Assets, which sales tax amounts shall be paid by Buyer directly to the California Board of Equalization and for which Buyer shall indemnify and hold Seller harmless. The personal property taxes assessed for July 1, 1995 through June 30, 1996 in respect of the operation of the Retail Operations have been paid by Seller and any proration is hereby waived by the parties hereto.

     6.03 PUBLIC STATEMENT. Neither Seller nor Buyer will issue or approve a press release or other public statement (the "Public Statement") concerning the transactions contemplated in this Agreement without the prior approval of other as to the contents of the Public Statement and its release, which approval will not be unreasonably withheld; PROVIDED, that to the extent that Buyer=s counsel deems it necessary to comply with federal and state securities laws that Buyer or its affiliates issue a press release, or other Public Statement, in advance of Seller=s approval, Buyer shall give Seller notice of such Public Statement as soon as possible following issuance of the Public Statement by Buyer; and PROVIDED FURTHER, that to the extent that Seller has advance knowledge of any news release or other Public Statement by Buyer or its affiliates. Seller shall hold the contents thereof strictly confidential until it has been generally released to the public.

     6.04 FURTHER ASSURANCES. Seller and Buyer will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Purchased Assets and the Retail Operations pursuant to this Agreement. Seller and Buyer shall, and shall cause their Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate more fully to assure to Buyer, and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer pursuant to this Agreement, and to assure fully to Seller and its Affiliates and their successors and assigns the assumption of the liabilities and obligations intended to be assumed by Buyer pursuant to this Agreement, respectively.

     6.05 NON-ASSIGNABLE CONTRACTS. To the extent any such lease, contract, Contract Right, Purchase Order, or commitment included in the Purchased Assets is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party (including a government or governmental unit), or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease of any such lease, contract, right or commitment.

          (a) Anything in this Agreement to the contrary notwithstanding, Seller shall not be obligated to unilaterally assign to Buyer any of its rights and obligations in and to any such contract or agreement included in Purchased Assets without first having obtained all necessary consents and waivers. For a reasonable period of time after the Closing Date, Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller to obtain the consents and waivers referred to in this Section 6.05.

          (b) To the extent that such consents and waivers are not obtained by Seller, the Buyer shall nonetheless enjoy all of the rights and benefits of the relevant contract and agreement included in Purchased Assets (including all payments and profits thereunder subject to Section 2.05(c) and (d) of this Agreement) for its remaining term, and Buyer shall promptly and fully pay and perform all obligations, costs, expenses and burdens of the relevant contract, and assume all risk of loss thereunder, on behalf of Seller, for the remaining term of such contract.

     6.06 PRESERVATION OF RECORDS. Buyer shall preserve and keep (or cause to be preserved and kept) the books and records conveyed pursuant to this Agreement, and Seller and/or Shareholders shall preserve and keep (or cause to be preserved and kept) all such other books and records (including tax records) as they or any of their Affiliates shall retain with respect to the Purchased Assets, for a period of seven years after the Closing Date, and Buyer and Seller/Shareholders shall each grant to the other reasonable access to such books and records retained by them during such period. In the event

Buyer or Seller/Shareholders wishes to destroy such records after that time, it shall first give written notice to the other party and the other party shall have the right at its option, upon prior written notice given to the party providing the initial notice, to take possession of said records as promptly as practicable, but in any event within 45 days after the date of its notice requesting the same.

     6.07 BULK SALES. Each of the Seller and Buyer hereby waive compliance with the applicable provisions of the Uniform Commercial Code, Article 6 (Bulk Sales), as adopted in the State of California as such provisions may apply to the transactions contemplated by this Agreement.

     6.08 RISK OF LOSS. Buyer assumes all risk of loss from all causes with respect to the Purchased Assets from and after the Closing Date. Seller assumes all risk of loss from all causes with respect to such Purchased Assets at all times prior to and including the Closing Date.

     6.09 CERTAIN PERSONNEL MATTERS.

          (a) Compensation of, and bonuses for, all employees of the Retail Operations owed for all periods of employment of such employees through and including the Closing Date shall be borne and paid for by Seller. Compensation and any bonuses for all employees hired by the Buyer for all periods of employment subsequent to the Closing Date shall be borne and paid for by Buyer. All vacation, sick day and holiday pay of all employees of the Retail Operations which have accrued or were earned prior to the Closing Date, shall be the sole responsibility of the Seller and shall be paid in full prior to the Closing Date, or accrued on the books of Seller and remitted by the Seller to the employee at the time of his vacation or holiday.

          (b) Effective as at the Closing Date, the Seller will have terminated the employment of all hourly and salaried employees (including managers and executives) of the Retail Operations (collectively, the "Employees"). Buyer may elect to offer continuing employment to a limited number of Employees who are disclosed in a separate writing from Buyer to Seller delivered prior to the Closing Date. Seller shall be liable, and the Buyer shall not be liable, for any severance pay or any other obligations to any Employee of Seller who Buyer shall elect not to offer employment on the Closing Date. All Employees of Seller receiving an offer of employment with Buyer, and accepting such employment, shall not be credited with any seniority earned during their employment with Seller for purposes of calculating their vacation and holiday pay. Subject to the foregoing, the Buyer reserves the sole and absolute right to retain and discharge any employees of Seller that it may engage and, from time to time, modify any terms and conditions of their employment. In the event that Buyer shall elect to subsequently terminate any employee of Seller that it may have engaged, the Buyer's severance pay liability to such Employee, if any, shall be calculated only from and after the Closing Date, and Seller shall be liable for any severance pay that may be calculated for periods prior to or terminating on the Closing Date.

          (c) Seller shall be solely liable and responsible for all deferred compensation, pension, profit sharing, retirement, group insurance, or other employee benefit or welfare plans, written or oral, relating to Employees of the Retail Operations whether or not constituting an "employee benefit plan" under ERISA, which have accrued through and including the Closing Date.
Buyer shall not be obligated to assume or adopt such obligation from and after the Closing Date.

                                    ARTICLE 7.

                     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     7.01 REPRESENTATIONS AND WARRANTIES TRUE OF THE DATE OF CLOSING. Each of the representations and warranties made by Seller and Shareholders in this Agreement, and the statements contained in any instrument, list, certificate or writing delivered by Seller and Shareholders pursuant to this

Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     7.02 COMPLIANCE WITH AGREEMENT. Seller and Shareholders shall have in all material respects performed and complied with all of its and their agreements, covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including compliance by Seller and Shareholders with their respective covenants and agreements contained in Article 6 above and the delivery of the closing documents specified in Article 3 hereof. On the Closing Date, Buyer shall receive a certificate of Shareholders and of the President of Seller acknowledging compliance by Shareholders and Seller with this Section 7.02 and with Section 7.01.

     7.03 CONSENTS AND APPROVALS. All required filings with approvals, consents and waivers from local, municipal, state and federal regulatory agencies, or any other third parties, in form satisfactory to Buyer, that are required to effect the transactions contemplated hereby shall have been received and shall have been delivered to Buyer.

     7.04 FINANCING. Buyer shall be able to secure debt and equity financing to pay the Purchase Price on terms acceptable to Buyer in Buyer=s sole discretion.

     7.05 DUE DILIGENCE. Buyer shall have completed a due diligence review of the Retail Operations and of the Seller and its Affiliates satisfactory to Buyer in its sole discretion.

     7.06 RENEGOTIATION AND ASSIGNMENT TO LEASE. Buyer shall have concluded satisfactory negotiations with the lessor under the Fullerton Lease such that Buyer is satisfied, in its sole discretion, with the terms of an assignment to Buyer of the Fullerton Lease.

     7.07 VENDOR SALES AGREEMENTS. With the assistance of the Seller and subject to the Closing of this Agreement, Buyer shall have negotiated sales and/or distribution agreements, in form satisfactory to Buyer, with Seller=s key suppliers who are set forth on SCHEDULE 3.02.

     7.08 NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred since December 31, 1995, based upon Seller=s unaudited December 31, 1995 financial statements previously delivered to Buyer, in the financial condition of Seller or the Retail Operations, as determined by Buyer in its sole discretion.

     7.09 ABSENCE OF LITIGATION, ETC.. No material litigation, environmental or product liability condition or issue concerning the Retail Operations not disclosed in the Financial Statements, and which could materially adversely affect the Retail Operations and its future prospects for success shall have occurred on or prior to the Closing.

     7.10 HIRING OF CERTAIN EMPLOYEES. Buyer shall have concluded satisfactory negotiations with certain current employees of Seller, and effective on the date of Closing, Buyer shall have entered into agreements to hire all those employees of Seller that Buyer shall have a desire to hire.

     7.11 NO MATERIAL LOSS OF CUSTOMERS. No loss of any of Seller=s material customers shall occur or be discovered by Buyer on or prior to the Closing.

     7.12 NON-COMPETITION AGREEMENT. On the Closing Date, Seller and Shareholders shall each execute and deliver to Buyer a seven (7) year non-competition agreement in favor of Buyer wherein, among other things, Seller and Shareholders shall not compete with Buyer in the state of California, Oregon, Washington and Nevada with respect to the retail or wholesale distribution of highway construction and highway maintenance and related equipment, which agreement shall be in the form of EXHIBIT F and EXHIBIT F-1 hereto (the "Non-Competition Agreement").

     7.13 ESCROW AGREEMENTS. On the Closing Date, Seller and Shareholders shall each execute and deliver to Buyer and

Escrow Agent the Escrow Agreements in connection with the Warranty Escrow, the Sales Tax Escrow and the Vactor Escrow.

     7.14 CHANGE OF NAME. On the Closing Date, Seller shall execute and deliver an Amendment to Articles of Incorporation of GCS, Inc., changing Seller=s name.

                                     ARTICLE 8.

                     CONDITIONS PRECEDENT TO SELLER=S OBLIGATIONS

     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     8.01 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     8.02 COMPLIANCE WITH AGREEMENT. Buyer shall have in all materials respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including compliance with Buyer's covenants and agreements contained in Article 6 and the delivery of the closing agreements specified in Article 3 hereof. On the

Closing Date, Seller shall receive a certificate of an officer of Buyer acknowledging compliance by Buyer with this Section 8.02 and Section 8.01.

     8.03 CONSENTS AND APPROVALS. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received and shall have been delivered to Seller.

                                     ARTICLE 9.

                      INDEMNIFICATION AND LIMITATIONS ON LIABILITY

     9.01 DEFINITIONS. As used in this Article 9, the following terms shall have the meanings set forth below:

          (a) LOSSES. The term "Loss" or "Losses" shall mean any and all direct or indirect payments, assessments, liabilities, costs and expenses paid or incurred (whether or not known, or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), including without limitation penalties, interest on any amount payable to an unaffiliated party as a result of the foregoing and, subject to Section 9.05, any legal or other expenses reasonably incurred in connection with investigating or defending any Third Party Claims (defined below), whether or not resulting in any liability, and all amounts paid in respect of claims or actions in accordance with Section 9.05; PROVIDED, however, that Losses shall not include any loss of profit or anticipated profit and shall be net of any insurance proceeds received by an Indemnitee from a nonaffiliated insurance company on account of such Losses (after deducting any direct costs incurred in obtaining such proceeds); PROVIDED, however, that nothing in this Article 9 shall require an Indemnitee to proceed against its insurance carrier; and PROVIDED FURTHER, that any Losses shall include the costs and expenses related to the enforcement of an arbitrator=s determination rendered pursuant to Section 2.05 (c) or (d).

          (b) THIRD-PARTY CLAIMS. The term "Third-Party Claims" shall mean any claims, actions or rights asserted against an Indemnitee by a party which is not the Indemnitor and is not an Affiliate of the Indemnitee, including without limitation, claims by governmental authorities.

          (c) INDEMNITEE. The term "Indemnitee" shall mean any Person which may be entitled to seek indemnification pursuant to the provisions of Section
9.02 or Section 9.03.

          (d) INDEMNITOR. The term "Indemnitor" shall mean any Person which may be obligated to provide indemnification pursuant to Section 9.02 or
Section 9.03.

          (e) NOTICE PERIOD-THIRD-PARTY CLAIMS. The term "Notice Period", as applied to any Third-Party Claim for which an Indemnitee seeks to be indemnified pursuant to this Article

9, shall mean any time within the survival period referenced in Section 9.09.

          (f) CLAIM NOTICE. The term "Claim Notice" shall have the meaning set forth in Section 9.04.

     9.02 INDEMNITY BY SELLER. Subject to Section 9.08, Seller and Shareholders shall, to the fullest extent permitted by law, jointly and severally, defend and hold harmless Buyer and its Affiliates, including the directors, officers, employees, agents and representatives of each of them (each of whom may be an Indemnitee pursuant to this Section 9.02), from and against the following:

          (a) BULK SALES LAW. All Third-Party Claims to the extent that such Third-Party Claims arise out of, result from, or relate to any Losses resulting from Seller's or Buyer's failure to comply with the requirements of any Bulk Sales or similar legislation applicable to the transaction provided for in this Agreement;

          (b) LIABILITIES. All Losses, other than Losses for which Buyer is obligated to indemnify Seller pursuant to Section 9.03, relating to or arising from the ownership, operation, occupancy, construction, condition (including environmental conditions) or use of the Retail Operations or Purchased Assets (including without limitation, the Fullerton Facility), to the extent such Losses relate to, arise from or are associated with any period on or before the Closing Date, and whether arising from the negligence, gross negligence or willful misconduct of Seller or any of its Affiliates or otherwise; and

          (c) BREACH. All Losses arising from the breach by Seller or Shareholders of any of the covenants, agreements or representations set forth in this Agreement, including the agreement made in Section 2.05(c) and
Section 2.05(d) that the AAA determination made pursuant thereto is final and binding on all parties hereto.

     9.03 INDEMNITY BY BUYER. Buyer shall, to the fullest extent permitted by law, defend and hold harmless Seller and its Affiliates, including the current and former directors, officers, employees, agents and representatives of each of them (each of whom may be an Indemnitee pursuant to this Section 9.03), from and against the following:

          (a) LIABILITIES. All Losses, other than Losses for which Seller and the Shareholders are obligated to indemnify Buyer pursuant to Section 9.02, relating to or arising from the ownership, operation, occupancy, construction, condition (including environmental conditions) or use of the Retail Operations or Purchased Assets (including without limitation, the Fullerton Facility), to the extent such Losses relate to, arise from or are associated with any period after the Closing Date and whether arising from the negligence, gross negligence or willful misconduct of Buyer or any of its Affiliates or otherwise; and

          (b) BREACH. All Losses arising from the breach by Buyer of any of its covenants or representations set forth in this Agreement, including the agreement made in Section 2.05(c) and Section 2.05(d) that the AAA determination made pursuant thereto is final and binding on all parties hereto.

     9.04 NOTIFICATION OF THIRD-PARTY CLAIMS. In no case shall any Indemnitor under this Agreement be liable with respect to any Third-Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor within the Notice Period a notice ("Claim Notice") describing in reasonable detail the facts giving rise to such Third-Party Claim and stating that the Indemnitee intends to seek indemnification for such Third-Party Claim from the Indemnitor pursuant to this Article 9.

     9.05 DEFENSE OF CLAIMS. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third-Party Claim, the Indemnitor may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee shall be at the expense of the

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

Indemnitor only if such counsel is retained pursuant to the second succeeding sentence or if the employment of such counsel has been specifically authorized by the Indemnitor. The Indemnitor may conduct such defense in the name of or on behalf of the Indemnitee or Indemnitor and shall have full authority and control with respect thereto, including the settlement thereof.
 If the Indemnitor does not notify the Indemnitee within 60 days after receipt of the Claim Notice that it elects to undertake the defense thereof, the Indemnitee shall have the right to defend at the expense of the Indemnitor the claim with counsel of its choosing, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. In such event, the Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment, within 30 days of receipt of such notice. Failure to reject such notice within such 30-day period shall be deemed an acceptance of such notice. The Indemnitee shall have the right to settle any such claim over the objection of the Indemnitor, provided the Indemnitee waives any right to indemnity therefor, if

          (i)  the Indemnitor is contesting such claim in good faith, or

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

          (ii) the Indemnitor has assumed the defense from the Indemnitee.

     9.06 NOTICE OF OTHER CLAIMS. In the event any Indemnitee should have a claim against any Indemnitor under or in connection with this Agreement that does not involve a Third Party Claim, the Indemnitee shall notify the Indemnitor with reasonable promptness of such claim, specifying the nature of and specific basis for such claim and the amount of such claim but in no event later than when notice thereof is required to be made pursuant to
Section 9.09. The Indemnitor shall remit payment for the amount of such claim upon receipt of an invoice therefor, or in the event of a dispute, the Indemnitee and the Indemnitor shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

     9.07 ACCESS AND COOPERATION. After the Closing Date, Seller, the Shareholders and Buyer shall each cooperate fully with the other as to all claims made under this Agreement, shall make available to the other as reasonably requested all information, records and documents relating to all such claims and shall preserve all such information, records and documents until the termination of any such claim. Seller, the Shareholders and Buyer also shall each make available to the other, as reasonably requested, its personnel (including

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

technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any such Claim.

     9.08 LIMITATIONS ON LIABILITIES. None of Buyer, Seller, or either Shareholder shall have any liability for Indemnifiable Losses unless a Claim Notice or other notice has been delivered to Seller, or either Shareholder or Buyer as required by Section 9.04 or Section 9.06 within the period that the representation giving rise to such Indemnifiable Losses survives as set forth in Section 9.09 or for breaches of covenants within one year after performance thereof is required under this Agreement.

     9.09 SURVIVAL. The representations and warranties of Seller, Buyer and the Shareholders set forth in this Agreement and in any certificate or instrument delivered by them in connection herewith shall, with respect to tax matters, survive for the applicable statute of limitations period, and as to all other matters, survive for a period of three (3) years following the Closing Date.

                                    ARTICLE 10.

                                     EXPENSES

     Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the

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

transactions contemplated hereby shall be paid by Seller or Buyer, as the case may be, depending upon which party incurred such costs and expenses.

                                     ARTICLE 11.

                                NOTICES; MISCELLANEOUS

     11.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; PROVIDED that notices of a change of address shall be effective only upon receipt thereof):


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

          (i)  To Seller and the Shareholders, as follows:

          BY MAIL                       BY HAND DELIVERY

     Ronald E. Happe                    Ronald E. Happe
     4909 St. Thomas Drive              4909 St. Thomas Drive
     Fair Oaks, CA 95628                Fair Oaks, CA 95628

                            and

     David R. Happe                     David R. Happe
     4505 Woodmont Court                4505 Woodmont Court
     Fair Oaks, CA 95628                Fair Oaks, CA 95628

                      with a copy to:

          BY MAIL                       BY HAND DELIVERY

     William S. Gregory, Esq.           William S. Gregory, Esq.
     901 H Street, Suite 400            901 H Street, Suite 400
     Sacramento, CA 95814               Sacramento, CA 95814

                (ii) To Buyer, as follows:

          BY MAIL                       BY HAND DELIVERY

     Western Power & Equipment Corp.    Western Power & Equipment Corp.
     4601 N.E. 77th Avenue, Suite 200   4601 N.E. 77th Avenue, Suite 200
     Vancouver, WA 98662                Vancouver, WA 98662
     Attn: Dean McLain,                 Attn: Dean McLain,
           Executive Vice President           Executive Vice President
     Facsimile:  (206) 253-4830         Facsimile:  (206) 253-4830

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

                               with a copy to:

          BY MAIL                       BY HAND DELIVERY

     Greenberg Traurig Hoffman          Greenberg Traurig Hoffman Lipoff
     Lipoff Rosen & Quentel, P.A.       Rosen & Quentel, P.A.
     650 Fifth Avenue                   650 Fifth Avenue
     New York, NY 10019                 New York, NY 10019
     Attn:  Peter W. Rothberg, Esq.     Attn:  Peter W. Rothberg, Esq.
     Facsimile:  (212) 246-2561         Facsimile:  (212) 246-2561

     11.02     MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties (written or oral) and, except as aforesaid, is intended as a complete and exclusive statement of the terms of the Agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

          (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of New York, without regard to its principles of conflicts of laws.

          (c) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) ASSIGNABILITY. Neither Seller nor any Shareholder may transfer, assign or encumber any of its or his rights, duties or obligations under this Agreement or any part

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

hereof without the prior written consent of Buyer. The Buyer may, at any time, transfer, assign or encumber any of its rights, duties or obligations under this Agreement to any of its Affiliates, without the consent of Buyer. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (e) NO THIRD PARTY BENEFICIARIES. Except as expressly provided herein, nothing in this Agreement shall entitle any person other than Seller, or Buyer, or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

          (f) SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          (g) EQUITABLE RELIEF. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

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

Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by all the parties, and this Agreement shall be binding upon all the parties with the same force and effect as if all the parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SELLER:                  GCS, INC.


                         By:_______________________________
                              Ronald E. Happe, President





SHAREHOLDERS:            ___________________________________
                         Ronald E. Happe


                         ___________________________________
                         David R. Happe



BUYER:                   WESTERN POWER & EQUIPMENT CORP.



                         By:__________________________________
                            Name:________________________
                            Title:_______________________


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